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                                                                     EXHIBIT 5.6


                               DR. BENYI E. LASZLO
                                    LAW FIRM
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STATS CHIPPAC LTD.                                   BUDAPEST, SEPTEMBER 2, 2005
STATS CHIPPAC, INC.
STATS CHIPPAC TEST SERVICES, INC.
STATS HOLDINGS LIMITED
CHIPPAC INTERNATIONAL COMPANY LIMITED
STATS CHIPPAC (BARBADOS) LTD.
CHIPPAC LUXEMBOURG S.A.R.L.
CHIPPAC LIQUIDITY MANAGEMENT HUNGARY
  LIMITED LIABILITY COMPANY
STATS CHIPPAC (BVI) LIMITED
STATS CHIPPAC MALAYSIA SDN. BHD.


C/O 10 ANG MO KIO STREET 65
#05-17/20TECHPOINT
SINGAPORE 569059


Dear Sirs,

RE: OPINION OF COUNSEL FOR CHIPPAC LIQUIDITY MANAGEMENT HUNGARY LIMITED
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LIABILITY COMPANY
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I, the undersigned, Dr. Laszlo E. Benyi, have acted as special Hungarian counsel to STATS ChipPAC Ltd., a corporation organized under the laws of the Republic of Singapore ("PARENT"), and ChipPAC Liquidity Management Hungary Limited Liability Company, a corporation organized under the laws of Hungary ("CHIPPAC HUNGARY"), in connection with certain transactions contemplated in, among others, the following instruments:

(a) indenture dated as of July 19, 2005 (the "INDENTURE") among Parent as issuer and U.S. Bank National Association as trustee (the "TRUSTEE"), with respect to the issuance of Parent's 7.5% Senior Notes due 2010 with an aggregate principal amount of US$150,000,000, which are being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), governed by New York law;

(b) the form of note for all outstanding 7.5% Senior Notes due 2010 to be registered under the Securities Act (the "EXCHANGE NOTES") issued in exchange for any and all outstanding US$150,000,000 aggregate principal amount of STATS ChipPAC Ltd.'s 7.5% Senior Notes due 2010;

(c) the form of Letter of Transmittal for 7.5% Senior Notes due 2010 of STATS ChipPAC Ltd.;

(d) the form of Notice of Guaranteed Delivery for 7.5% Senior Notes due 2010 of STATS ChipPAC Ltd.;

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(e)  Subsidiary Guarantee Agreement dated as of July 19, 2005 ("SUBSIDIARY
     GUARANTEE AGREEMENT") among Parent, the Trustee, ChipPAC Hungary and the other guarantors party thereto, including the notation of guarantee with respect to the Exchange Notes (the "EXCHANGE NOTE SUBSIDIARY GUARANTEE");

(f) the form of the Exchange Note Subsidiary Guarantee to be issued pursuant to the Indenture and the Subsidiary Guarantee Agreement; and

(g) Form F-4 Registration Statement under the Securities Act relating to the proposed issuance of the Exchange Notes ("REGISTRATION STATEMENT"); and

(the Exchange Notes, the Letter of Transmittal, the Notice of Guaranteed Delivery, the Subsidiary Guarantee Agreement, the Exchange Note Subsidiary Guarantee and the Registration Statement collectively, the "TRANSACTION DOCUMENTS").


1.   BASIS OF OPINION

1.1 This opinion is limited to the matters specifically mentioned below and is issued to you only for the purposes set out above and is not to be read as extending, by implication or otherwise, to any other matters. In particular, we give no opinions as to matters of fact (except matters, which are the express subject of our opinion set out below).

1.2 This opinion is confined to and given on the basis of Hungarian law as currently applied by the Hungarian Courts and will be construed in accordance with Hungarian law. We have made no independent investigation and do not express or imply any opinion as to the laws of any other jurisdiction and we have assumed, without enquiry, that there is nothing in the laws of any such other jurisdiction which would or might affect our opinion as stated herein.


2.   ASSUMPTIONS

     In rendering this opinion we have assumed, without independent verification on our part:

     (a) the authenticity of all documents and instruments submitted to us as originals;

     (b) the completeness and conformity to original documents and instruments of all photocopies submitted to us as copies of originals;

     (c) the genuineness of all signatures and sales or stamps on documents and instruments submitted to us;

     (d) the documents and instruments, save and except the Agreements, have been duly executed by the persons duly authorized to do so;

     (e) that the documents and instruments presented to us only in draft form are in full conformity with final, executed documents;

                                                                               2

                          1012 BUDAPEST, ATTILA UT 133.
                    TEL.: +36-1-457-0884 FAX: +36-1-457-8155
                             E-MAIL: LBENYI@BENYI.HU

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     (f)  that the execution, delivery and performance of the Transaction
          Documents and all other documents and instruments relating thereto have been authorized by the parties thereto other than ChipPAC Hungary and that the Transaction Documents and the related documents, have been validly executed and delivery by the parties thereto other than ChipPAC Hungary, and that each of the Transaction Documents and related documents constitutes legal, valid and binding obligations enforceable under the laws of governing jurisdiction against the parties thereto other than ChipPAC Hungary in accordance with their respective terms;

     (g) resolution of collegiate bodies have been duly passed at property convened meetings of such bodies, and

     (h) all other actions, proceedings and the like contemplated by the Transaction Documents and the related documents were properly made, followed or carried out.


3.   RESERVATIONS

     Our opinion is subject to the following reservations:

3.1 The description of obligations as "enforceable" refers to the legal character of the obligations in question, i.e. that they are of a character which Hungarian law recognises and enforces. It does not mean that the Transaction Documents will be enforced in all circumstances or that any particular remedy will be available. Equitable remedies, such as specific performance and injunction, are at the discretion of the Court and may not be available.

3.2 The obligations of ChipPAC Hungary are subject to all insolvency, bankruptcy, liquidation, reorganization, moratorium, examinership, statutes of limitation, set-off and other similar laws affecting creditors' rights generally.


4.   OPINION

     Based upon the examined documents subject to the assumptions, reservations above and qualifications hereinafter set forth, we are of the opinion that:

4.1 ChipPAC Hungary (i) is duly registered and (ii) validly existing as a limited liability company in good standing under Hungarian Law and (b) has all requisite corporate power and authority to carry on its business as it is currently being conducted.

4.2 ChipPAC Hungary has all requisite corporate power and authority to execute, deliver and perform its obligations under the Subsidiary Guarantee Agreement and to consummate the transactions contemplated thereby.

4.3 The Exchange Note Subsidiary Guarantee to be endorsed on the Exchange Notes has been duly authorized and when executed and delivered by ChipPAC Hungary in accordance with the terms of the Indenture and the Subsidiary Guarantee Agreement, and if and when issued upon consummation of the Exchange Offer as set forth in the

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                          1012 BUDAPEST, ATTILA UT 133.
                    TEL.: +36-1-457-0884 FAX: +36-1-457-8155
                             E-MAIL: LBENYI@BENYI.HU

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     Registration Statement, the Exchange Note Subsidiary Guarantee will be the legal, valid and binding obligations of ChipPAC Hungary which issued such Exchange Note Subsidiary Guarantee, enforceable against ChipPAC Hungary in accordance with its terms and entitled to the benefits of the Indenture and the Subsidiary Guarantee Agreement.

4.4 The Subsidiary Guarantee Agreement has been duly executed, authorized and delivered and constitutes the valid and legally binding obligations of ChipPAC Hungary.


                                       ***

This opinion has been prepared at your specific request; it is for your use and we consent to the filing of this opinion as an exhibit to the Registration Statement.


Faithfully yours,

/s/ Dr. Laszlo E. Benyi

Dr. Laszlo E. Benyi
Attorney at law

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                          1012 BUDAPEST, ATTILA UT 133.
                    TEL.: +36-1-457-0884 FAX: +36-1-457-8155
                             E-MAIL: LBENYI@BENYI.HU